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                                                                  EXECUTION COPY

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                             NOTE PURCHASE AGREEMENT

                           Dated as of March 28, 2002

                                      Among

                            AMERICAN TRANS AIR, INC.

                                  AMTRAN, INC.,

                                  as Guarantor

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent

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                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                     Page

SECTION 1.  Financing of Aircraft.......................................3

SECTION 2.  Conditions Precedent........................................7

SECTION 3.  Representations and Warranties..............................8

SECTION 4.  Covenants..................................................12

SECTION 5.  Notices....................................................15

SECTION 6.  Expenses...................................................15

SECTION 7.  Further Assurances.........................................16

SECTION 8.  Miscellaneous..............................................16

SECTION 9.  Governing Law..............................................17

SECTION 10.  Subordination Agent's Liability...........................17


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                                    Schedules

Schedule I-A        Aircraft and Scheduled Delivery Months
Schedule I-B        Aircraft and Scheduled Delivery Months
Schedule II         Pass Through Trust Agreements
Schedule III-A      Deposit Agreements
Schedule III-B      Delayed Deposit Agreements
Schedule IV         Escrow and Paying Agent Agreements
Schedule V          Mandatory Document Terms
Schedule VI         Mandatory Economic Terms
Schedule VII        Aggregate Amortization Schedule

Annex A     Definitions

                                    Exhibits

Exhibit A-1         Form of Leased Aircraft Participation Agreement
Exhibit A-2-1       Form of 467 Lease
Exhibit A-2-2       Form of Non-467 Lease
Exhibit A-3         Form of Leased Aircraft Indenture
Exhibit A-4-1       Form of Purchase Agreement Assignment (ATA Aircraft)
Exhibit A-4-2       Form of Purchase Agreement Assignment (GE Aircraft)
Exhibit A-5         Form of Leased Aircraft Trust Agreement
Exhibit A-6         Form of Leased Aircraft Guarantee
Exhibit B           Form of Delivery Notice
Exhibit C-1         Form of Owned Aircraft Participation Agreement
Exhibit C-2         Form of Owned Aircraft Indenture
Exhibit C-3         Form of Owned Aircraft Guarantee
Exhibit D           Additional Subordination Provision for Series C Equipment
                    Notes



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                             NOTE PURCHASE AGREEMENT

              This NOTE PURCHASE AGREEMENT, dated as of March 28, 2002, among
(i) AMERICAN TRANS AIR, INC., an Indiana corporation (the "Company"), (ii) AMTRAN, INC., an Indiana corporation (the "Guarantor"), (iii) WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements (as defined below), (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (v) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (vi) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

              WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

              WHEREAS, the Company has obtained (either directly or through GECC) commitments from the Manufacturer pursuant to the Aircraft Purchase Agreements for the delivery of, and/or has taken delivery of, the Boeing 737-800 aircraft listed in Schedule I-A hereto.

              WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule II hereto (as amended, supplemented or otherwise modified from time to time, the "Pass Through Trust Agreements"), and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft;

              WHEREAS, the Company, the Guarantor, the Pass Through Trustee and the Investors (as defined in the Registration Rights Agreement) are entering into the Registration Rights Agreement dated the date hereof;

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              WHEREAS, the Company, the Guarantor, the Pass Through Trustee, the
Subordination Agent, the Escrow Agent, AIG Matched Funding Corp., not in its individual capacity except as otherwise expressly provided therein, but solely as Class A Liquidity Provider and Class B Liquidity Provider (in such capacity together with its successors in such capacity, the "Liquidity Provider"), the Paying Agent and the Purchasers concurrently herewith are entering into a Delayed Funding Implementation Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Delayed Funding Implementation Agreement") pursuant to which the parties thereto agree to supplement and modify the Operative Agreements, as defined therein;

              WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III-A hereto and the Delayed Deposit Agreements set forth in Schedule III-B hereto and (ii) the Pass Through Trustees, the Purchasers, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (as amended, supplemented or otherwise modified from time to time, the "Escrow and Paying Agent Agreements");

              WHEREAS, prior to (or, in the case of the utilization of bridge financing, after) the delivery of each Aircraft, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such Aircraft (a "Leased Aircraft") or to purchase as owner pursuant to a secured loan transaction such Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;

              WHEREAS, upon receipt of a Delivery Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

              WHEREAS, on the Funding Date for each Aircraft, each Pass Through Trustee will fund its purchase of Equipment Notes with (i) the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust or (ii) in the case an Aircraft for which the Funding Date is the Issuance Date, with a portion of the proceeds of the sale of the Certificates; and

              WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Liquidity Provider, has entered into two separate revolving credit agreements (as amended, supplemented or otherwise modified from time to time, each a "Liquidity Facility"), one each for the benefit of the Certificateholders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and
(ii) the Pass Through Trustees, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement");

              WHEREAS, concurrently with the execution and delivery of this Agreement, American International Group, Inc. has executed two guarantee agreements, each guaranteeing




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the obligations of the initial Liquidity Provider under the related Liquidity
Facility;

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. Financing of Aircraft. (a) The Company confirms that pursuant to the Aircraft Purchase Agreement with the Manufacturer, the Manufacturer has agreed to deliver, or has delivered, the Aircraft in the months specified in Schedule I-A hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

              (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Liquidity Provider, the Depositary and the Rating Agency not less than two Business Days' prior written notice in the form of the notice set out in Exhibit B hereto (a "Delivery Notice") of the scheduled delivery date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(e) or (g) hereof, one Business Day's prior notice) in respect of each Aircraft under the applicable Aircraft Purchase Agreement, or in the case of the utilization of bridge financing or sale/leaseback financing as contemplated by Section 1(e) and (j) hereof in respect of any Aircraft, one Business Day's prior notice of the date of the financing of such Aircraft pursuant to the relevant Financing Agreements, which notice shall:

                  (i) specify whether such Aircraft is an ATA Aircraft or a GE Aircraft, whether the Company has elected to treat such Aircraft as a Leased Aircraft or an Owned Aircraft, and if a Leased Aircraft, whether the Lease is to be in the form of Exhibit A-2-1 or A-2-2 to this Agreement, subject to changes permitted under Section 1(c);

                  (ii) specify the Scheduled Delivery Date (if applicable) of such Aircraft (which shall be a Business Day before the Cut-off Date) and, except as provided in Section 1(e) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated;

                  (iii) except in the case of an Aircraft with a Funding Date that is the Issuance Date, instruct the applicable Pass Through Trustee to execute and deliver to the relevant Escrow Agent a withdrawal certificate in the form of Annex A to Exhibit B hereto so as to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

                  (iv) instruct the applicable Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;


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                  (v) specify the aggregate principal amount of each series of
         Equipment Notes to be issued and purchased by the Pass Through Trustees in connection with the financing of such Aircraft scheduled to be financed on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and

                  (vi) if such Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

Notwithstanding the foregoing, in the event the Issuance Date coincides with the Scheduled Delivery Date or Funding Date of any Aircraft to be financed pursuant to the terms hereof, the Delivery Notice therefor may be delivered on such Scheduled Delivery Date or Funding Date, as the case may be.

              (c) Upon receipt of a Delivery Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement and other instructions specified in such Delivery Notice, provided that such Participation Agreement and the other Lease Financing Agreements or Owner Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the Company or the related Owner Participant (in the case of Lease Financing Agreements) or by the initial purchasers of the Series C Equipment Notes or Class C Certificates (as defined in the Intercreditor Agreement), agreed to by the Company and, if modified in any material respect as regards the interests of the Certificateholders, as to which Rating Agency Confirmation shall have been obtained by the Company from the Rating Agency (to be delivered by the Company to the applicable Pass Through Trustee on or before the relevant Delivery Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms. Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by the Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain a Rating Agency Confirmation from the Rating Agency on or prior to the relevant Funding Date. The Company shall pay the reasonable costs and expenses of the Rating Agency in connection with obtaining the Rating Agency Confirmation. With respect to each Aircraft, the Company shall cause WTC (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and the Company shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of the Rating Agency, the Company shall



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deliver or cause to be delivered to the Rating Agency a true and complete copy of each Financing Agreement relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

              (d) If after giving any Delivery Notice, there shall be a delay in the delivery of an Aircraft, or if on the Scheduled Delivery Date or Funding Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Delivery Notice specifying the date to which such delivery and/or related financing shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 2.01(b) of each of the Pass Through Trust Agreements and thereafter the financing of the relevant Aircraft shall take place on the re-scheduled Delivery Date or Funding Date, as the case may be, therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

              (e) The Company shall have the right at any time on or before the Scheduled Delivery Date or Funding Date of any Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date or Funding Date of such Aircraft so as to enable the Company to change its election to treat such Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of Section 1(b) hereof and specifying the new Funding Date for such postponed Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right to accept delivery of an Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a Funding Date on or before the later to occur of (i) the date 90 days after the Issuance Date and (ii) the date 90 days after the Delivery Date of such Aircraft, but in no event later than the Cut-off Date, and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the Funding Date or re-scheduled Funding Date therefor except (i) the Funding Date or re-scheduled Funding Date shall be deemed the Delivery Date of such Aircraft for all purposes of this Section 1, (ii) the related Financing Agreements shall be amended to reflect the original delivery of such Aircraft to the Company, (iii) where the Company owns the Aircraft under the bridge financing, the related Financing Agreements shall be amended to reflect the seller of such Aircraft, and the recipient of payment of the purchase price therefor, as the Company, and (iv) in the case of a Leased Aircraft, the Purchase Agreement



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Assignment shall be modified to eliminate the assignment of the right to purchase from the Manufacturer.

              (f) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Premium pursuant to Section 4(a)(i) of this Agreement.

              (g) If (i) the Scheduled Delivery Date for any Aircraft is delayed
(x) more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading "Scheduled Delivery Month" in Schedule I-A hereto or
(y) beyond September 29, 2002, or (ii) as a result of a downgrading of the Company's corporate credit ratings, GECC has elected to exercise its contractual rights not to act as an Owner Participant with respect to a GE Aircraft and pursuant to the separate financing agreement between the Company and GECC, the Company will not own or lease such GE Aircraft, the Company may identify, as a substitute therefor, a Boeing aircraft of the same model as the Aircraft to be replaced, which shall have the same specification and the same or higher appraised value as the Aircraft to be replaced and shall be, or shall have been, delivered in the same year as the Aircraft to be replaced was scheduled to be delivered (a "Substitute Aircraft"), so long as (A) such financing occurs no later than the Cut-off Date, (B) after giving effect thereto such substitution does not vary the Mandatory Economic Terms and (C) the Company shall obtain Rating Agency Confirmation in respect of the replacement of any Aircraft by a Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall be deemed to be an "Aircraft" and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Aircraft.

              (h) The parties agree that if, in connection with the delivery and/or financing of an Aircraft or a Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such Aircraft to be registered in the United States of America and (B) complies with the FAA regulations issued under the Act applicable thereto.

              (i) Anything herein to the contrary notwithstanding, (i) the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement; and (ii) if any Aircraft is not delivered and financed by the Company under the Financing Agreements in its respective Scheduled Delivery Month as set forth in Schedule I hereto then the Company shall use reasonable efforts to assure that the aggregate amortization schedule of the Equipment Notes




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with respect to such Aircraft will correspond as closely as reasonably practicable to the aggregate amortization schedule set forth in Schedule VII hereto.

              (j) Notwithstanding the foregoing provisions of this Section 1,
(i) the Company shall have the right, with respect to any Owned Aircraft, to enter into the transactions described in Section 8.3 of the relevant Owned Aircraft Participation Agreement (a "Sale/Leaseback Transaction"), subject to the restrictions set forth therein, and (ii) the Company shall have the right, with respect to any Leased Aircraft, to enter into the transactions described in
Section 2.11 of the relevant Leased Aircraft Indenture, in each case involving assumption and release of the obligations of the Company or the Owner Trustee, subject to the restrictions set forth therein.

              Notwithstanding the foregoing clauses (i) and (ii), the Company shall not have the right to enter into either such transaction referred to therein, unless the Company (a) either (i) causes to be delivered to the Loan Trustee an opinion of counsel reasonably satisfactory to the Loan Trustee to the effect that the Certificateholders will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and release and will be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such assumption and release had not occurred or (ii) causes to be delivered to the Loan Trustee an opinion of counsel to the effect that the Certificateholders should not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and release and should be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such assumption and release had not occurred and provides an indemnification in favor of the Certificateholders in form and substance reasonably satisfactory to the Pass Through Trustees, (b) causes to be delivered to the Loan Trustee an opinion of counsel reasonably satisfactory to the Loan Trustee that the Pass Through Trusts will not be subject to Federal income taxation as a result of such assumption and release and (c) obtains written confirmation from the Rating Agency that such transaction will not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or
(ii) a withdrawal or suspension of the rating of any Class of Certificates. In addition, the Company agrees to otherwise comply with the provisions of Sections 1(c) and 2 hereof in connection with any Sale/Leaseback Transaction, or an assumption of the Equipment Notes, as the case may be.

              SECTION 2. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

              1. no Triggering Event shall have occurred; and

              2. the Company shall have delivered a certificate to each such Pass Through Trustee and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary



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the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii)
any modification of such Financing Agreements from the forms thereof attached to this Agreement does not adversely affect the Certificateholders, and such certification shall be true and correct.

              Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

              SECTION 3. Representations and Warranties. (a) The Company and the Guarantor represent and warrant that:

                   (i) each of the Company and Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has the full corporate power, authority and legal right under the laws of the State of Indiana to execute and deliver this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company and Guarantor under this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it will be a party;

                   (ii) the execution and delivery by the Company and Guarantor of this Agreement and the Delayed Funding Implementation Agreement and the performance by each of the Company and Guarantor of its obligations under this Agreement and the Delayed Funding Implementation Agreement have been duly authorized by the Company and Guarantor and will not violate its Articles of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

                   (iii) each of this Agreement and the Delayed Funding
              Implementation Agreement constitutes the legal, valid and binding obligation of each of the Company and Guarantor, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

                   (iv) the Company is a "citizen of the United States" as
              defined in Section 40102 of the Act.

              (b)  WTC represents and warrants that:

                   (i) WTC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States of



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              America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it will be a party;

                   (ii) the execution and delivery by WTC, in its capacity as
              Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the Delayed Funding Implementation Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement and the Delayed Funding Implementation Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                   (iii) each of this Agreement and the Delayed Funding
              Implementation Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in
Section 7.14 of each Pass Through Trust Agreement are true and correct as of the date hereof.

                  (d) The Subordination Agent represents and warrants that:

                   (i) the Subordination Agent is duly incorporated, validly
              existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement, the Delayed Funding Implementation Agreement and each Financing Agreement to which it is or will be a party;


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                   (ii) each of this Agreement and the Delayed Funding
              Implementation Agreement has been duly authorized, executed and delivered by the Subordination Agent; each of this Agreement and the Delayed Funding Implementation Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                   (iii) none of the execution, delivery and performance by the
              Subordination Agent of this Agreement or the Delayed Funding Implementation Agreement contravenes any law, rule or regulation of the State of Delaware or any United States of America governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                   (iv) neither the execution and delivery by the Subordination
              Agent of this Agreement or the Delayed Funding Implementation Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                   (v) there are no Taxes payable by the Subordination Agent
              imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or the Delayed Funding Implementation Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                   (vi) there are no pending or threatened actions or
              proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or the Delayed Funding Implementation Agreement.

              (e) The Escrow Agent represents and warrants that:

                   (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Delayed Funding Implementation Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                   (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                   (iii) each of the Escrow Agent Agreements constitutes the
              legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

              (f) The Paying Agent represents and warrants that:

                   (i) the Paying Agent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, the Delayed Funding Implementation Agreement and the Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                   (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                   (iii) each of the Paying Agent Agreements constitutes the
              legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

              SECTION 4. Covenants. (a) The Company and the Guarantor each covenant with each of the other parties hereto as follows.

                   (i) On the date that the Depositary is obligated to pay the amount of a Prepayment Withdrawal or the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, in respect of such Prepayment Withdrawal or Final Withdrawal amount.

                   (ii) Subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind-up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing.

                   (iii) The Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle
      (i) in the case of Leased Aircraft, the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110 and
      (ii) in the case of Owned Aircraft, the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110.

                   (iv) Sections 5.01 and 5.02 of each Pass Through Trust Agreement are hereby incorporated by reference herein, mutatis mutandis.

                   (v) The Company agrees to provide written notice to (i) each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof and (ii) each of the parties hereto and the Depositary of any adjustments in the interest rate applicable to the Equipment Notes and the Certificates pursuant to the Registration Rights Agreement.

                   (vi) The Company shall not issue or cause or permit to be issued Series C Equipment Notes pursuant to any Owned Aircraft Indenture or Leased Aircraft Indenture unless it shall have obtained written confirmation from the Rating Agency that the issuance of such Series C Equipment Notes will not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates. If such conditions to the issuance of Series C Equipment Notes are satisfied, the parties hereto agree to enter into such amendments and modifications to the Intercreditor Agreement, each Pass Through Trust Agreement and the other Financing Agreements as shall be reasonably requested by the Company to facilitate the issuance of the same and any Series C Pass Through Certificates; provided that such amendments and modifications (including those described in the following sentence) are reasonably satisfactory to the Purchasers. The Company will (i) cause the Indenture under which any Series C Equipment Notes are issued to provide for the subordination of the Series C Equipment Notes to the Series B Equipment Notes, the Series A Equipment Notes and the Liquidity Obligations (as defined in the Intercreditor Agreement) in the same manner as the Series B Equipment Notes are subordinated to the Series A Equipment Notes and the Liquidity Obligations and (ii) if Series C Equipment Notes are initially issued to other than the pass through trustee for the Class C Certificates (as defined in the Intercreditor Agreement), (A) cause such Series C Equipment Notes to be subject to the provisions of the Intercreditor Agreement that allow for the "Controlling Party" (as defined in the Intercreditor Agreement), during the continuance of an "Indenture Default" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under the applicable Indenture and (B) cause the Indenture under which such Series C Equipment Notes are issued to include, in substance, the provisions set forth in Exhibit D to this Agreement.

                   (vii) On the Issuance Date, the Depositary's short term unsecured rating shall be A-1 from Standard & Poor's and P-1 from Moody's. If the Depositary's short term rating shall at any time fall below P-1 from Moody's or A-1 from Standard & Poor's, the Company shall, within 15 days of such occurrence, cause the Depositary to be replaced with a depositary bank (a "Replacement Depositary") on the following terms and conditions.

                       (I) The Replacement Depositary must have a short-term
              unsecured rating of at least A-1 from Standard & Poor's and P-1 from Moody's and the Company shall have obtained and each Purchaser shall have received written confirmation from the Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by the Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced).

                       (II) The Company shall pay all fees, expenses and other
              amounts then owing to the replaced Depositary.

                       (III) The Company shall cause the Escrow Agent and the
              Replacement Depositary to enter into a Replacement Deposit Agreement for each Class of Certificates and shall cause the Replacement Depositary to deliver to the Company, the Rating Agency and the Purchaser of such Class, legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

                       (IV) Upon satisfaction of the foregoing conditions, the
              Company shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

                       (V) Each of the parties hereto agrees, at the Company's
              request and expense, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

                       (VI) Upon the execution and delivery of the Replacement
              Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under the last two sentences of Section 2.2 of its Deposit Agreements or Section 2.2(a) of its Delayed Deposit Agreements shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

              (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102 of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

              SECTION 5. Notices. Unless otherwise specifically provided herein, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder by the terms hereof shall be in English and in writing, and any such communication shall become effective upon being delivered personally or, if promptly confirmed by mail, when received by facsimile or other written telecommunication unless received outside of the business hours, in which case on the following Business Day, addressed to such party hereto at its address or facsimile number set forth below the signature of such party on the signature pages of this Agreement (or such other address as notified by such party to the other parties hereto).

              SECTION 6. Expenses. (a) The Company and the Guarantor jointly and severally agree to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the relevant Liquidity Provider under Section 2.3 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes and Series B Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

              (b) So long as no Equipment Notes have been issued in respect of any Aircraft relating to any Pass Through Trust Agreement, the Company and the Guarantor jointly and severally agree to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.7 of the Liquidity Facility relating to such Pass Through Trust Agreement minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.7 of each such Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each such Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of reasonable expenses, disbursements and advances payable by the Company under each such Pass Through Trust Agreement, (iii) all compensation and reimbursement of reasonable expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent, the Paying Agent in connection therewith. For purposes of this
Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

              SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

              SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

              (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Except as provided in Section 8(c) below, neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

              (c) Notwithstanding any provision of this Agreement, upon and simultaneously with the issuance of the Additional Certificates (as defined in the Delayed Funding Implementation Agreement), this Agreement shall be forthwith amended as provided in the Delayed Funding Implementation Agreement, without any need for further action on the part of any party hereto and without any consent of any of the Certificateholders.

              (d) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Purchasers and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Purchasers and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement. To the extent that this Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6), each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

              SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

              SECTION 10. Subordination Agent's Liability. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company in connection with its role as Pass Through Trustee and Subordination Agent, not individually or personally but solely as Pass Through Trustee and Subordination Agent, in the exercise of the powers and authority conferred and vested in it under the Pass Through Trust Agreement and the Intercreditor Agreement (b) each of the representations, undertakings and agreements herein made on the part of the Pass Through Trustee or Subordination Agent is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Pass Through Trustee or Subordination Agent, as the case may be, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Pass Through Trustee or Subordination Agent, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Pass Through Trustee or Subordination Agent under this Agreement or the other related documents.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          AMERICAN TRANS AIR, INC.




                          By
                            ---------------------------------
                            Name:
                            Title:
                            Address:  7337 West Washington Street
                                      Indianapolis, Indiana 46231

                            Attention: Treasurer
                            Facsimile: (317) 240-7091




                          AMTRAN, INC.,
                          as Guarantor




                          By
                            ---------------------------------
                            Name:
                            Title:
                            Address:  7337 West Washington Street
                                      Indianapolis, Indiana 46231

                            Attention: Treasurer
                            Facsimile: (317) 240-7091








                                                       WILMINGTON TRUST COMPANY,
                           not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

                           By
                              ---------------------------------
                              Name:
                              Title:
                              Address:  Rodney Square North
                                        1100 North Market Street,
                                        Wilmington, Delaware  19890

                              Attention:  Corporate Trust Admin.
                              Facsimile: (302) 636-4140




                           WILMINGTON TRUST COMPANY,
                           not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

                           By
                              ---------------------------------
                              Name:
                              Title:
                              Address:  Rodney Square North
                                        1100 North Market Street,
                                        Wilmington, Delaware  19890

                              Attention:  Corporate Trust Admin.
                              Facsimile: (302) 636-4140
















                                                     WELLS FARGO BANK NORTHWEST,

                            NATIONAL ASSOCIATION
                            as Escrow Agent

                            By
                               -----------------------------------------
                                 Name:
                                 Title:
                                 Address: 79 South Main Street, 3rd Floor
                                          Salt Lake City, Utah 84111

                                 Attention:  Corporate Trust Department
                                 Facsimile:  (801) 246-5053




                           WILMINGTON TRUST COMPANY,

                           not in its individual capacity, except as otherwise provided herein, but solely as Paying Agent


                            By
                              ---------------------------------
                              Name:
                              Title:
                              Address:  Rodney Square North
                                        1100 North Market Street,
                                        Wilmington, Delaware  19890

                              Attention:  Corporate Trust Admin.
                              Facsimile: (302) 636-4140

                                 SCHEDULE I-A to
                             Note Purchase Agreement


                     AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                                Aircraft         Manufacturer's Serial    Scheduled Delivery        ATA Aircraft/
     Aircraft Type             Tail Number               Number                  Month               GE Aircraft
     -------------             -----------               ------                  -----               -----------
     Boeing 737-800              N316TZ                  32609               January 2002           ATA Aircraft
     Boeing 737-800              N320TZ                  32610                April 2002            ATA Aircraft
     Boeing 737-800              N322TZ                  32611                 May 2002             ATA Aircraft
     Boeing 737-800              N324TZ                  32882                 June 2002             GE Aircraft
     Boeing 737-800              N325TZ                  32884                 July 2002             GE Aircraft

                                 SCHEDULE I-B to
                             Note Purchase Agreement

                     AIRCRAFT AND SCHEDULED DELIVERY MONTHS


                                Aircraft         Manufacturer's Serial    Scheduled Delivery        ATA Aircraft/
     Aircraft Type             Tail Number               Number                  Month               GE Aircraft
     -------------             -----------               ------                  -----               -----------
     Boeing 737-800              N316TZ                  32609               January 2002           ATA Aircraft
     Boeing 737-800              N320TZ                  32610                April 2002            ATA Aircraft
     Boeing 737-800              N322TZ                  32611                 May 2002             ATA Aircraft
     Boeing 737-800              N324TZ                  32882                 June 2002             GE Aircraft
     Boeing 737-800              N325TZ                  32884                 July 2002             GE Aircraft
     Boeing 737-800              N326TZ                  32612               October 2002           ATA Aircraft
     Boeing 737-800              N327TZ                  32613               November 2002          ATA Aircraft
     Boeing 737-800              N328TZ                  32614               November 2002          ATA Aircraft
     Boeing 737-800              N329TZ                  32615               December 2002          ATA Aircraft

                                 SCHEDULE II to
                             Note Purchase Agreement

                          PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date among the Company, the Guarantor and the Pass Through Trustee in respect of American Trans Air 2002-1A Pass Through Trust.

Pass Through Trust Agreement dated as of the Issuance Date among the Company, the Guarantor and the Pass Through Trustee in respect of American Trans Air 2002-1B Pass Through Trust.

                                SCHEDULE III-A to
                             Note Purchase Agreement

                               DEPOSIT AGREEMENTS

Deposit Agreement (Class A) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                SCHEDULE III-B to
                             Note Purchase Agreement

                           DELAYED DEPOSIT AGREEMENTS

Delayed Deposit Agreement (Class A) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Delayed Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV to
                             Note Purchase Agreement

                       ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class A) dated as of the Issuance Date among the Escrow Agent, the Purchaser named therein, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class B) dated as of the Issuance Date among the Escrow Agent, the Purchaser named therein, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V to
                             Note Purchase Agreement

                            MANDATORY DOCUMENT TERMS

         The terms "Trust Indenture Form", "Lease Form" and "Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

1. May not modify in any material adverse respect the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the Aircraft and the Lease or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee or the Loan Trustee, the provisions of (x) Article II or III or Section 4.02, 4.03, 4.04, 5.02, 5.06,
        9.01(b), 10.04, 10.11 or 10.12 of the Leased Aircraft Trust Indenture Form, (y) Article II or III or IV, Section 5.01, 5.02, 6.02, 10.01(a), 11.04, 11.11 or 11.12 of the Owned Aircraft Trust Indenture Form or (z) the definition of "Make-Whole Amount" contained in Annex A to the Trust Indenture Form.

2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee, the provisions of Section 3.2.1(e), 3.3(c), 4.7, 7.1.1, 10.3.1(d)(2), 13.3, 16, 17.3, 18.3 or 18.7 of the Lease Form or
        otherwise modify the terms of the Lease Form so as to deprive the Indenture Trustee of rights expressly granted to the "Mortgagee" therein.

3. (a) May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee, the provisions of Section 5.1.9, 5.1.10, 5.1.11, 5.1.12, 7.1.5, 7.5, 12, 15.8(a), 15.9 or 15.10 of the
        Leased Aircraft Participation Agreement Form, or the provisions of
        Section 5.1.2(u) or 10.1.1(a)(4) of the Leased Aircraft Participation Agreement so as to eliminate the requirement to deliver to the Loan Participant or the Indenture Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of
        Section 7.6.11(a)(5) of the Leased Aircraft Participation Agreement Form as regards the rights of the Indenture Trustee thereunder or the provisions of Section 5.1.5 so as to deprive the Note Holders of a first priority security interest as provided therein and mortgage lien on the Aircraft and the Lease or otherwise modify the terms of the Leased Aircraft Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Indenture Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

        (b) May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustee, the provisions of Section 3.1.8, 3.1.9, 3.1.10, 3.1.11, 5.1.5, 5.3, 9, 11.8(a),11.9 or 11.10 of the Owned
        Aircraft Participation Agreement Form or the provisions of 3.1.2(i) or
        8.3 of the

        Owned Aircraft Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant, the Loan Trustee or Certificateholders, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 5.4.5(a)(4) of the Owned Aircraft Participation Agreement Form as regards the rights of the Loan Trustee thereunder or the provisions of
        Section 3.1.3 so as to deprive the Noteholders of a first priority security interest as provided therein and mortgage lien on the Aircraft or otherwise modify the terms of the Owned Aircraft Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Loan Trustee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Indenture Trustee or the Loan Trustee, the definition of "Deposit Make-Whole Premium" in Annex A to the Note Purchase Agreement.

        Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Indenture Trustee or the Loan Trustee or the Certificateholders.

                                 SCHEDULE VI to
                             Note Purchase Agreement

                            MANDATORY ECONOMIC TERMS

Equipment Notes

Obligor: American Trans Air, Inc. or an Owner Trust

Maximum Principal Amount:

The aggregate original principal amount of all Equipment Notes for all Aircraft shall not exceed the aggregate face amount of all Certificates issued on the Issuance Date. The aggregate original principal amount of all Equipment Notes of any series shall not exceed the aggregate face amount of all Certificates of the related class issued on the Issuance Date.

Initial loan to aircraft value (with the value of any Aircraft equal to the value for such Aircraft set forth in the Private Placement Memorandum in "Summary - The Offering - Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value"):

         Series A:   not in excess of 51%
         Series B:   not in excess of 66%

The loan to aircraft value for each series of Equipment Notes issued in respect of each Aircraft (computed (i) after aggregating the principal amount of all series of Equipment Notes that rank senior to the series of Equipment Notes for which loan to aircraft value is being calculated and (ii) as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption (as defined in the Private Placement Memorandum in the Glossary) must not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) the following amounts:

         Series A:   not in excess of 51%
         Series B:   not in excess of 66%

Initial average life (in years)

                  Series A: not extend beyond 8 years from the Issuance Date Series B: not extend beyond 5 years from the Issuance Date

Average life (in years)

         As of the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), the average life of the Class A Certificates and the Class B Certificates shall not exceed, respectively, 7.49 to 7.69 years from the Issuance Date, subject to final reoptimization, and 4 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

Amortization Schedule

         The amortization schedule for each Series of Equipment Notes, assuming the maximum amount thereof in respect of all of the Aircraft are purchased by the Pass Through Trusts and all Aircraft are delivered as currently scheduled shall be as set forth in Schedule VII of the Note Purchase Agreement.

Final Maturity Date

         Series A:  November 20, 2014

         Series B:  August 20, 2009

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears)

         Series A:  8.328 %
         Series B:  0.699 %

Payment Dates:             February 20, May 20, August 20 and November 20

Make-Whole Premiums:       as provided in Section 1.01 of the forms of Trust
                           Indenture marked as Exhibit A-3 and C-2 of the Note
                           Purchase Agreement (the "Trust Indenture Form")

Redemption and Purchase:   as provided in Article II of the Trust Indenture Form

Lease

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the related Series A Equipment Notes

Lease                      Payment Dates: February 20, May 20, August 20 and
                           November 20

Minimum Rent: Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the related Equipment Notes prior to such Date), the aggregate principal amount of scheduled installments due on the related Equipment Notes outstanding on such Payment Date together with accrued and unpaid interest thereon

Supplemental Rent:         Sufficient to cover the sums described in clauses (1)
                           through (6) of such term as defined in Section 1 of the forms of Leases (the "Lease Form") marked as Exhibits A-2-1 and A-2-2 of the Note Purchase
                           Agreement

Stipulated Loss Value:     At all times equal to or greater than the then
                           outstanding principal amount of the related Equipment
                           Notes plus, for any date other than a Lease Payment
                           Date, accrued interest thereon

EBO Price:                 Equal to or greater than the then-current Stipulated
                           Loss Value

Termination Value:         At all times equal to or greater than the then
                           outstanding principal amount of the related Equipment
                           Notes plus, for any date other than a Lease Payment
                           Date, accrued interest thereon

All-risk hull insurance:   not less than Stipulated Loss Value, subject to
                           Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Section 11 of the Lease Form

Minimum Liability
Insurance Amount:          as set forth in Schedule I of the Lease Form

Past Due Rate:             as set forth in Schedule 1 of the Lease Form


Participation Agreement Loan Trustee, Subordination Agent, Liquidity Providers, Pass Through Trustees, Escrow Agents and Note Holders indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement (the "Leased Aircraft Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement and Section 7 of the form of the Participation Agreement (the "Owned Aircraft Participation Form") marked as Exhibit C-1 of the Note Purchase Agreement.

NYDOCS01/804539.17

                                 SCHEDULE VII to
                             Note Purchase Agreement

                         AGGREGATE AMORTIZATION SCHEDULE

                              Class A                  Class A                  Class B                 Class B
                         Secured Promissory             Trust             Secured Promissory             Trust
                          Notes Scheduled             Expected              Notes Scheduled             Expected
                              Payments                  Pool                   Payments                   Pool
       Dates                of Principal               Factor                of Principal                Factor
-------------------- --------------------------- -------------------- ---------------------------- -------------------
    20-Feb-03               $797,262.60              0.9928635                $249,290.61              0.9919922
    20-May-03               813,861.61               0.9855784                255,958.51               0.9837702
    20-Aug-03               144,563.13               0.9842844                336,071.96               0.9729748
    20-Nov-03                  0.00                  0.9842844                492,633.99               0.9571503
    20-Feb-04              3,419,206.66              0.9536781               6,125,149.72              0.7603962
    20-Feb-05              3,419,397.00              0.9230702               7,237,877.00              0.5278988
    20-Feb-06              3,419,397.00              0.8924622               8,389,428.19              0.2584109
    20-Feb-07              5,735,134.56              0.8411255               7,305,552.92              0.0237396
    20-Feb-08              13,528,939.00             0.7200243                739,037.10               0.0000000
    20-Feb-09              15,540,047.35             0.5809212                   0.00                  0.0000000
    20-Feb-10              16,742,757.16             0.4310523                   0.00                  0.0000000
    20-May-10                55,528.86               0.4305552                   0.00                  0.0000000
    20-Aug-10                56,684.98               0.4300478                   0.00                  0.0000000
    20-Nov-10                57,865.16               0.4295298                   0.00                  0.0000000
    20-Feb-11              17,094,882.41             0.2765089                   0.00                  0.0000000
    20-May-11               414,985.36               0.2727943                   0.00                  0.0000000
    20-Aug-11               423,625.36               0.2690023                   0.00                  0.0000000
    20-Nov-11               432,445.23               0.2651314                   0.00                  0.0000000
    20-Feb-12              17,477,261.25             0.1086877                   0.00                  0.0000000
    20-May-12               805,325.33               0.1014790                   0.00                  0.0000000
    20-Aug-12               822,092.20               0.0941202                   0.00                  0.0000000
    20-Nov-12               839,208.17               0.0866083                   0.00                  0.0000000
    20-Feb-13              9,675,529.62              0.0000000                   0.00                  0.0000000

                                   ANNEX A to
                             Note Purchase Agreement

                                   DEFINITIONS

"Act" means 49 U.S.C. (ss.ss.) 40101-46507.

"Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"Aircraft" means, prior to the Delayed Funding Date, the Boeing 737-800 aircraft listed in Schedule I-A hereto and, on and after the Delayed Funding Date, the Boeing 737-800 aircraft listed in Schedule I-B hereto (in each case, together with any Substitute Aircraft substituted therefor in accordance with Section 1(g).

"Aircraft Purchase Agreement" means either the ATA Aircraft Purchase Agreement or the GE Aircraft Purchase Agreement.

"Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement, as such schedule may be amended from time to time in accordance with the Note Purchase Agreement.

"ATA Aircraft" means any Aircraft to be delivered under the ATA Aircraft Purchase Agreement.

"ATA Aircraft Purchase Agreement" means the Purchase Agreement No. 2262 dated June 30, 2000, between the Company and the Manufacturer, as amended (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

"Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. (Section) 101 et seq.

"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Indianapolis, Indiana, Wilmington, Delaware or Salt Lake City, Utah.

"Certificate" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Certificateholder" means the Person in whose name a Certificate is registered in the Register.

"Class" means the class of Certificates issued by each Pass Through Trust.

"Class A Certificates" has the meaning specified in the Intercreditor Agreement.

"Class B Certificates" has the meaning specified in the Intercreditor Agreement.

"Company" means American Trans Air, Inc., an Indiana corporation.

"Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"Delayed Deposit Agreements" means the Delayed Deposit Agreements set forth as
Schedule III-B hereto, as amended, supplemented or otherwise modified from time to time in accordance with their respective terms and, from and after the transfer of the Deposits to a Replacement Depositary, shall refer to the corresponding Replacement Deposit Agreements between the Escrow Agent and the Replacement Depositary.

"Delayed Funding Date" has the meaning set forth in the Delayed Funding Implementation Agreement.

"Delayed Funding Implementation Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Delivery Date" means the Business Day on which an Aircraft is delivered to and accepted by the Company or the Owner Trustee, as the case may be.

"Delivery Period Termination Date" means the earlier of (a) September 29, 2002 and (b) the date on which Equipment Notes with respect to all Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Trusts in accordance with the Note Purchase Agreement.

"Deposit" has the meaning set forth in the respective Deposit Agreement.

"Deposit Agreements" means (i) prior to the Delayed Funding Date (as defined in the Delayed Funding Implementation Agreement), the Deposit Agreements set forth on Schedule III-A hereto, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms, and, from and after the transfer of the Deposits to a Replacement Depositary, shall refer to the corresponding Replacement Deposit Agreements between the Escrow Agent and the Replacement Depositary, and (ii) on and after the Delayed Funding Date, the Deposit Agreements set forth on Schedule III-A hereto (to the extent of any payment to be made by the Depositary thereunder on or after the Delayed Funding
Date) and the Delayed Deposit Agreements.

"Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, (i) in the case of the Final Withdrawal of such unused Deposits, subject to the proviso of this definition, an amount equal to the excess, if any, of (a) the present value of the excess of (A) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus any Non-Premium Amount applicable to such Class of Certificates and such Class of Certificates' Pro Rata Share of the Par Redemption Amount were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule (assuming for purposes of giving effect to the subtraction above, if such Class of Certificates' Pro Rata Share is greater than zero, that each scheduled payment of principal on such Schedule is reduced in an amount equal to such scheduled payment multiplied by a fraction, the numerator of which shall be the Pro Rata Share and the denominator of which shall be the Maximum Amount) over (B) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 3.105% in the case of the Class A Certificates and 6.402% in the case of the Class B Certificates over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus any Non-Premium Amount applicable to such Class of Certificates and such Class of Certificates' Pro Rata Share of the Par Redemption Amount (the remainder of such subtraction, the "Net Deposits") plus accrued and unpaid interest on the Net Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date), and (ii) in the case of a Prepayment Withdrawal of such unused Deposits, an amount equal to the excess, if any, of (a) the present value of the scheduled payment of principal and interest to maturity of the related series of Equipment Notes in the principal amount equal to the amount of such unused Deposits on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule (such present value being computed by discounting such principal and interest payments on a quarterly basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield) over
(b) the amount of such unused Deposits to be distributed to the holders of such Certificates plus accrued and unpaid interest on such Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date); provided that the amount of Deposit Make-Whole Premium payable with respect to a portion of any unused Deposits to be distributed as the Final Withdrawal shall be calculated in accordance with clause (ii) above as if the distribution of such portion of unused Deposits constituted a Prepayment Withdrawal, if the conditions specified in Section 2.02(b) of the Pass Through Trust Agreements are satisfied with respect to such portion of unused Deposits and the Company could have distributed such portion of unused Deposits as a Prepayment Withdrawal .

"Depositary" IntesaBCI, S.p.A, New York Branch, and, from and after the transfer of the Deposits to a Replacement Depositary, shall mean such Replacement Depositary.

"Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States of America.

"Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

"Funding Date" has the meaning set forth in Section 1(b) (ii) of the Note Purchase Agreement.

"GE Aircraft" means any Aircraft to be delivered under the GE Aircraft Purchase Agreement.

"GE Aircraft Purchase Agreement" means the Purchase Agreement No. 1905 dated April 25, 1996 between GECC and the Manufacturer, as amended (including all exhibits thereto, together with all letter agreements entered into that by the terms constitute part of any such Purchase Agreement).

"GECC" means General Electric Capital Corporation, a Delaware corporation.

"Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"Guarantor" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

"Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

"Intercreditor Agreement" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"Issuance Date" means March 28, 2002.

"Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease" means a Lease Agreement substantially in the form of Exhibit A-2-1 or A-2-2 to the Note Purchase Agreement.

"Lease Financing Agreements" means, collectively, the applicable Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the applicable Lease, the Leased Aircraft Indenture, the Leased Aircraft Guarantee, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft.

"Leased Aircraft" means an Aircraft subject to a Lease.

"Leased Aircraft Guarantee" means a guarantee substantially in the form of Exhibit A-6 of the Note Purchase Agreement.

"Leased Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

"Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

"Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Liquidity Provider" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Loan Trustee" means (i) in the case of the Lease Financing Agreements, the "Mortgagee" as defined therein, and (ii) in the case of the Owner Financing Agreements, the "Mortgagee" as defined therein.

"Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

"Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

"Manufacturer" means The Boeing Company, a Delaware corporation, solely in its capacity as manufacturer or seller of Aircraft.

"Material Adverse Change" means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person 's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

"Non Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an Aircraft to be delivered from the Manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by ATA's fault or negligence (it being understood that failure to arrange financing shall be considered the Company's "fault" for purposes hereof). Deposits comprising Non Premium Amounts will not be treated as unused Deposits in determining whether the unused Deposits exceed the Par Redemption Amount.

"Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

"Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Registration Rights Agreement, the Delayed Funding Implementation Agreement, the Certificates and the Financing Agreements.

"Owned Aircraft" means an Aircraft subject to an Owned Aircraft Indenture

"Owned Aircraft Guarantee" means a guarantee substantially in the form of Exhibit C-3 to the Note Purchase Agreement.

"Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

"Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

"Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture, the Owned Aircraft Guarantee and the Equipment Notes issued thereunder.

"Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

"Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Par Redemption Amount" means $3 million.

"Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

"Pass Through Trust" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trust Agreements" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"Prepayment Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"Pro Rata Share" means, with respect to any Class of Certificates, the Par Redemption Amount multiplied by a fraction, the numerator of which shall be the amount of unused Deposits to be distributed to holders of such Class of Certificates in connection with the Final Withdrawal and the denominator of which shall be the amount of unused Deposits to be distributed to holders of all Classes of Certificates in connection with the Final Withdrawal.

"Purchase Agreement Assignment" means either (i) the Purchase Agreement Assignment in the form of Exhibit A-4-1 to the Note Purchase Agreement, in the case of an ATA Aircraft or (ii) the

Purchase Agreement Assignment in the form of Exhibit A-4-2 to the Note Purchase Agreement, in the case of a GE Aircraft.

"Purchasers" means collectively, Nyala Funding LLC, as purchaser under the Certificates Purchase Agreement dated as of March 26, 2002 with the Guarantor and the Company relating to the American Trans Air 2002-1A Pass Through Trust, and PK AirFinance US, Inc., as purchaser under the Certificates Purchase Agreement dated as of March 26, 2002 with the Guarantor and the Company relating to the American Trans Air 2002-1B Pass Through Trust.

"Qualified Owner Participant" means any bank, trust company, insurance company, financial institution, limited liability company or corporation (other than, without the Company's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

"Rating Agency" means, at any time, a nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agency will be Moody's Investors Service, Inc.

"Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to Substitute Aircraft, a written confirmation from the Rating Agency that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for an Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

"Register" means the register maintained pursuant to Sections 3.04 and 7.12 of each Pass Through Trust Agreement.

"Registration Rights Agreement" means the Registration Rights Agreement dated as of March 26, 2002, among the Investors (as defined therein), the Pass Through Trustee, the Guarantor and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

"Regular Distribution Dates" shall mean February 20, May 20, August 20 and November 20 of each year, commencing May 20, 2002.

"Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing
(a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by
(ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

"Replacement Deposit Agreement" means a deposit agreement with a Replacement Depositary in substantially the form of the Deposit Agreement or Delayed Deposit Agreement being replaced or in such other form as shall permit the Rating Agency to issue its written confirmation required by Section 4(a)(vii)(B)(I) of the Note Purchase Agreement.

"Replacement Depositary" has the meaning set forth in Section 4(a)(vii) of the Note Purchase Agreement.

"Scheduled Delivery Date" has the meaning set forth in Section 1(b) hereof.

"Section 1110" means 11 U.S.C. (ss.) 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"Series A Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A" thereunder.

"Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

"Series C Equipment Notes" means Equipment Notes issued under an Owned Aircraft Indenture or Leased Aircraft Indenture and designated as "Series C" thereunder, if any.

"Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Substitute Aircraft" has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

"Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"Taxing Authority" means any federal, state or local government or other taxing authority in the United States of America, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States of America or any taxing authority thereof.

"Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date (of such Equipment Note) and (B) the other maturing as close as possible to, but later than, the Average Life Date (of such Equipment Note), in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

"Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

"Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

"WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             Note Purchase Agreement

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

                                EXHIBIT A-2-1 to
                             Note Purchase Agreement

                                FORM OF 467 LEASE

                                EXHIBIT A-2-2 to
                             Note Purchase Agreement

                              FORM OF NON-467 LEASE

                                 EXHIBIT A-3 to
                             Note Purchase Agreement

                        FORM OF LEASED AIRCRAFT INDENTURE

                                EXHIBIT A-4-1 to
                             Note Purchase Agreement

              FORM OF PURCHASE AGREEMENT ASSIGNMENT (ATA Aircraft)

                                EXHIBIT A-4-2 to
                             Note Purchase Agreement

               FORM OF PURCHASE AGREEMENT ASSIGNMENT (GE Aircraft)

                                 EXHIBIT A-5 to
                             Note Purchase Agreement

                     FORM OF LEASED AIRCRAFT TRUST AGREEMENT

                                   EXHIBIT A-6
                           to Note Purchase Agreement

                        FORM OF LEASED AIRCRAFT GUARANTEE

                                  EXHIBIT B to
                             Note Purchase Agreement

                             FORM OF DELIVERY NOTICE


                         Dated as of __________ __, ____

To each of the addressees listed
         in Schedule A hereto

                  Re: Delivery Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

         Reference is made to the Note Purchase Agreement among American Trans Air, Inc. (the "Company"), Amtran, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), Wilmington Trust Company, as Subordination Agent (the "Subordination Agent"), Wells Fargo Bank Northwest, National Association, as Escrow Agent (the "Escrow Agent") and Wilmington Trust Company, as Paying Agent (the "Paying Agent") (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

         Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Boeing 737-800 aircraft with manufacturer's serial number _______ (the "Aircraft"), of the following:

(1) The Aircraft is [an ATA Aircraft] [a GE Aircraft]; the Company has elected to treat the Aircraft as a [Leased](1)/[Owned](2) Aircraft; [and the Lease is to be in the form of Exhibit [A-2-1] [A-2-2] to the Note Purchase Agreement, subject to changes permitted under
         Section 1(c)];

(2) The [Scheduled Delivery Date] [Funding Date] of the Aircraft is __________ __, ______; and



---------------------
(1)  To be inserted in the case of a Leased Aircraft.
(2)  To be inserted in the case of an Owned Aircraft.

(3) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the [Scheduled Delivery Date],[Funding Date] in connection with the financing of such Aircraft is as follows:

         (a) the Class A Trustee shall purchase Series A Equipment Notes in the amount of __________.

         (b) the Class B Trustee shall purchase Series B Equipment Notes in the amount of $__________.

         The Company hereby instructs the Class A Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _______________, [a date which is no later than one Business Day prior to the [Scheduled Delivery Date][Funding Date]] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class B Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated ______________ [a date which is no later than one Business Day prior to the [Scheduled Delivery Date] [Funding Date]] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

         The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of _______________ among the Company, as [Lessee](3)/[Owner](4), the Subordination Agent, the Pass Through Trustee, Wilmington Trust Company, as Mortgagee [and Loan Participant, Wells Fargo Bank Northwest, National Association, as Owner Trustee and _________, as Owner Participant](5), (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.


----------------------
(3)  To be inserted in the case of a Leased Aircraft.
(4)  To be inserted in the case of an Owned Aircraft.
(5)  To be inserted in the case of a Leased Aircraft.

         [The Company hereby certifies that the Owner Participant with respect to the Aircraft is (a) not an Affiliate of the Company and (b) based on representation(s) of the Owner Participant, a [Qualified Owner
Participant/person whose obligations under the Owner Participant Agreements (as defined in the Participation Agreement) are guaranteed by a Qualified Owner Participant].](6)

Yours faithfully,

AMERICAN TRANS AIR, INC.

By:
   --------------------------------
   Name:
   Title:




------------------
(6)   To be inserted in the case of a Leased Aircraft.

                                   SCHEDULE A
                     to Exhibit B to Note Purchase Agreement

Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent and Paying Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Attention:  Corporate Trust Administration
Facsimile:  (302) 636-4140



Wells Fargo Bank Northwest, National Association,
   as Escrow Agent
79 South Main Street, 3rd Floor
Salt Lake City, Utah  84111
Attention:  Corporate Trust Department
Facsimile:  (801) 246-5053



Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Bob Jankowitz
Facsimile:  (212) 553-4600

                                                                        ANNEX A
                                                     to Form of Delivery Notice

                             WITHDRAWAL CERTIFICATE
                                  (Class __)*

Wells Fargo Bank Northwest, National Association, as Escrow Agent

Dear Sirs:

                  Reference is made to the Escrow and Paying Agent Agreement, dated as of March 28, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (___) ________.

                            Very truly yours,

                            WILMINGTON TRUST COMPANY,
                               not in its individual capacity but
                               solely as Pass Through Trustee

                            By:
                               -----------------------------------
                                 Name:
                                 Title:



Dated: _________, ____


-------------------------
*  Insert letter of appropriate class of Certificates.

                                                                      EXHIBIT A
                                                     to Form of Delivery Notice


                          NOTICE OF PURCHASE WITHDRAWAL

------------------
[Address]
Attention:
Telecopier:

Ladies and Gentlemen:

                  Reference is made to the Deposit Agreement relating to the Class A Certificates. In accordance with Section 2.3(a) of such Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, ____, upon the telephonic request of a representative of the Pass Through Trustee.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement referred to in the Delivery Notice to which this Notice is attached.


                           WELLS FARGO BANK NORTHWEST,
                           NATIONAL ASSOCIATION,

                                 as Escrow Agent

                             By
                                ------------------------------
                                  Name:
                                  Title:



Dated: __________, ____

                                                                      EXHIBIT B
                                                     to Form of Delivery Notice


                          NOTICE OF PURCHASE WITHDRAWAL

------------------
[Address]
Attention:
Telecopier:

Ladies and Gentlemen:

                  Reference is made to the Deposit Agreement relating to the Class B Certificates. In accordance with Section 2.3(a) of such Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, ____, upon the telephonic request of a representative of the Pass Through Trustee.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement referred to in the Delivery Notice to which this Notice is attached.

                           WELLS FARGO BANK NORTHWEST,

                           NATIONAL ASSOCIATION,

                               as Escrow Agent

                             By
                                -------------------------------
                                  Name:
                                  Title:


Dated: _________, ____

                                 EXHIBIT C-1 to
                             Note Purchase Agreement

                 FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT C-2 to
                             Note Purchase Agreement

                        FORM OF OWNED AIRCRAFT INDENTURE

                                 EXHIBIT C-3 to
                             Note Purchase Agreement

                        FORM OF OWNED AIRCRAFT GUARANTEE

                                  EXHIBIT D to
                             Note Purchase Agreement

                       ADDITIONAL SUBORDINATION PROVISION
                          FOR SERIES C EQUIPMENT NOTES

Subordination.

(a) As between the Note Holders, this Trust Indenture shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended, from time to time.

(b) If any Note Holder receives any payment in respect of any obligations owing hereunder, which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

(c) Each of the Note Holders may take any of the following actions without impairing its rights under this Trust Indenture:

        (i) obtain a Lien on any property to secure any amounts owing to it hereunder,

        (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder,

        (iii) renew, extend, alter or exchange any amounts owing to it hereunder, or release or compromise any obligation of any obligor with respect thereto,

        (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

        (v) take any other action which might discharge a subordinated party or a surety under applicable law;

         provided, however, that the taking of any such actions by any of the Note Holders shall not prejudice the rights or adversely affect the obligations of any other party under this Trust Indenture.